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                                                                   EXHIBIT 23(a)


                         Consent of Independent Auditors


We consent to the incorporation by reference in the Registration Statement on Form S-8 of Comerica Incorporated, pertaining to the Amended and Restated Comerica Incorporated 1997 Long-Term Incentive Plan, of our report dated January 16, 2003, with respect to the consolidated financial statements of Comerica Incorporated, incorporated by reference in its Annual Report (Form 10-K) for the year ended December 31, 2002, filed with the Securities and Exchange Commission.

                                             /s/ Ernst & Young LLP


March 26, 2003
Detroit, Michigan